Exhibit 3.1

SIXTH AMENDED AND RESTATED

BYLAWS

OF

SILICON LABORATORIES INC.,

a Delaware corporation

TABLE OF CONTENTS

ii

iii

SIXTH AMENDED AND RESTATED

BYLAWS

OF

SILICON LABORATORIES INC.,

a Delaware corporation

ARTICLE I.

Offices

Section 1.1      Registered Office. The registered office of the corporation shall be the registered office named in the Certificate of Incorporation, or such other office as may be designated from time to time by the Board of Directors in the manner provided by law.

Section 1.2      Other Offices. The corporation may have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require. The books of the corporation may be kept (subject to any provision contained in the Delaware General Corporation Law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in these Bylaws.

ARTICLE II.

Corporate Seal

The corporate seal shall consist of a die bearing the name of the corporation. Said seal may be used by causing it, or a facsimile thereof, to be impressed, affixed or reproduced.

ARTICLE III.

Stockholders’ Meetings

Section 3.1      Place of Meetings. Meetings of the stockholders of the corporation shall be held at such place, either within or without the State of Delaware, as may be designated from time to time by the Board of Directors, or, if not so designated, then at the principal executive offices of the corporation. The Board of Directors may, in its sole discretion, determine that a meeting of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by applicable Delaware law.

Section 3.2      Annual Meeting.

(a)            The annual meeting of the stockholders of the corporation, for the purpose of election of Directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors.

(b)            At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors; or (C) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing in proper form to the Secretary of the corporation, and any such business, other than nominations of persons for election to the Board of Directors, must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to or mailed and received by the Secretary of the corporation not later than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the date of the proxy statement delivered by or at the direction of the Board of Directors to stockholders in connection with the preceding year’s annual meeting; provided, however, that if either (i) the date of the annual meeting is advanced more than thirty (30) days or delayed (other than as a result of adjournment) more than sixty (60) days from such an anniversary date or (ii) no such proxy statement was delivered to stockholders in connection with the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation. To be in proper form, a stockholder’s notice to the Secretary shall have complied in all respects with the requirements of the Exchange Act, including, without limitation, if applicable, the requirements of Rule 14a-19 (as such rule and regulations may be amended from time to time by the Securities and Exchange Commission, including any Securities and Exchange Commission Staff interpretations relating thereto), and shall set forth as to each matter the stockholder proposes to bring before the annual meeting:

(i)            a brief description of the business desired to be brought before the annual meeting (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Certificate of Incorporation or these Bylaws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting;

(ii)            a signed representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or introduce the business specified in the notice;

(iii)            the name and address, as they appear on the corporation’s books, of the stockholder proposing such business;

(iv)            the class and number of shares of the corporation which are beneficially owned by the stockholder;

(v)            any material interest of the stockholder in such business

(vi)            any potential conflict of interest between such stockholder and the corporation; and

(vii)            any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in such stockholder’s capacity as a proponent of a stockholder proposal.

If the stockholder has delivered a notice of nomination or nominations, such stockholder must certify to the corporation in writing, that it has complied with and will comply with the requirements of Rule 14a-19 promulgated under the Exchange Act, if applicable, and such stockholder shall deliver, no later than five (5) business days prior to the annual meeting or any adjournment, rescheduling, postponement or other delay thereof, reasonable evidence that it has complied with such requirements. The chairperson of the meeting shall determine whether any business proposed to be transacted by the stockholders has been properly brought before the meeting and, if any proposed business has not been properly brought before the meeting, the chairperson shall declare that such proposed business shall not be presented for stockholder action at the meeting. For purposes of this Section 3.2, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act. Notwithstanding any provision in this Section 3.2 to the contrary, requests for inclusion of proposals in the corporation’s proxy statement made pursuant to Rule 14a-8 under the Exchange Act shall be deemed to have been delivered in a timely manner if delivered in accordance with such Rule. Notwithstanding compliance with the requirements of this Section 3.2, the chairperson presiding at any meeting of the stockholders may, in his sole discretion, refuse to allow a stockholder or stockholder representative to present any proposal which the corporation would not be required to include in a proxy statement under any rule promulgated by the Securities and Exchange Commission. In the event that the notice or any other information or communications pursuant to any stockholder notice as required by this Section 3.2 is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), the stockholder shall promptly notify the Secretary and provide the information that is required to make such notice, information or communication true, correct, complete and not misleading. For the avoidance of doubt, such notice shall not be deemed to cure any such issue.

(c)            Only persons who are nominated in accordance with the procedures set forth in this Section 3.2 shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this paragraph. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation in accordance with the provisions of paragraph (b) of this Section 3.2. Such stockholder’s notice shall set forth (i) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of such person; (B) the principal occupation or employment of such person; (C) the class and number of shares of the corporation which are beneficially owned by such person; (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder; (E) a description of any interest of such nominee that could constitute a conflict of interest with the corporation; and (F) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (ii) as to such stockholder giving notice, the information required to be provided pursuant to paragraph (b) of this Section 3.2. At the request of the Board of Directors, any person nominated by a stockholder for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in the stockholder’s notice of nomination which pertains to the nominee. At the request of the corporation, any person nominated by stockholder for election as a direction must: (i) provide an executed agreement, in a form satisfactory to the corporation, that (1) such person has read and agrees, if elected, to serve as a member of the Board of Directors, to adhere to the corporation’s Corporate Governance Policy and Code of Business Conduct and Ethics and any other policies and guidelines of the corporation applicable to directors (as may be amended), (2) such person is not and will not become a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity in connection with his or her nomination, service or action as a nominee or as a director of the corporation, in each case that has not been disclosed to the corporation prior to such person’s election, and (3) such person is not and will not become a party to any agreement, arrangement or understanding with any person or entity as to how such person would vote or act on any issue or question as a director and (ii) provide within five business days of the corporation’s request such additional information as the corporation determines may be necessary to permit the Board of Directors to determine (1) if such person is independent under the rules and listing standards of the principal U.S. exchange upon which the common stock of the corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the corporation’s directors, (2) if such person has any direct or indirect relationship with the corporation other than those relationships that have been deemed categorically immaterial pursuant to the standards used by the corporation for determining director independence, (3) if such person would, by serving on the Board of Directors, violate or cause the corporation to be in violation of these Bylaws, the Certificate of Incorporation, the rules or listing standards of the principal U.S. exchange upon which the common stock of the corporation is listed or any applicable law, rule or regulation and (4) if such person is or has been subject to any event specified in Item 401(f) of Regulation S-K (or successor rule) of the Securities and Exchange Commission. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this paragraph. The chairperson of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if the chairperson should so determine, the chairperson shall so declare at the meeting, and the defective nomination shall be disregarded. The number of nominees a stockholder may nominate for election at the annual meeting (or in the case of one or more stockholders giving the notice on behalf of a beneficial owner, the number of nominees such stockholders may collectively nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting.

(d)            Notwithstanding anything to the contrary in these Bylaws, unless otherwise required by applicable law, if any stockholder or beneficial owner (i) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act (or fails to timely provide documentation reasonably satisfactory to the corporation that such stockholder has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act), then such nomination shall be disregarded and no vote on such nominee proposed by such stockholder or beneficial owner shall occur.

Section 3.3      Special Meetings.

(a)            Special meetings of the stockholders of the corporation may only be called, for any purpose or purposes, by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption).

(b)            No business may be transacted at such special meeting otherwise than specified in the resolution calling for the meeting. The Board of Directors shall determine the time and place of such special meeting. Upon determination of the time and place of the meeting, notice shall be given to the stockholders entitled to vote, in accordance with the provisions of Section 3.4 of these Bylaws. Nothing contained in this paragraph (b) shall be construed as limiting, fixing or affecting the time when a meeting of stockholders may be held.

Section 3.4      Notice of Meetings(a). Except as otherwise provided by law or the certificate of incorporation of the corporation, as the same may be amended or restated from time to time and including any certificates of designation thereunder (the “Certificate of Incorporation”), written notice of each meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, date, time, means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and purpose or purposes of the meeting. Notice of any meeting of stockholders may be waived in writing signed by the person entitled to notice thereof or by electronic transmission by the person entitled to notice, either before or after such meeting, and will be waived by any stockholder by his attendance thereat in person or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

Section 3.5      Quorum. At all meetings of stockholders, except where otherwise provided by statute or by the Certificate of Incorporation, or by these Bylaws, the presence, in person or by duly authorized proxy, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairperson of the meeting or by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all actions taken by the holders of a majority of the votes cast, excluding abstentions, at any meeting at which a quorum is present shall be valid and binding upon the corporation. Where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class. Notwithstanding anything to the contrary in these Bylaws, each director shall be elected by the vote of a majority of the votes cast with respect to that director’s election at any meeting of stockholders for the election of directors at which a quorum is present; provided that if, as of the tenth day preceding the date the corporation first transmits its notice of meeting for such meeting to the stockholders of the corporation, or, at any time thereafter, the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the votes cast. For purposes of this Section 3.5, a majority of the votes cast in respect of the election of any director means that the number of votes cast “for” such director’s election must exceed the number of votes cast “against” such director’s election, and an abstention or broker non-vote will not count as a vote “for” or “against” a director’s election.

Section 3.6      Adjournment and Notice of Adjourned Meetings. Any meeting of stockholders, whether annual or special, may be adjourned from time to time (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication) either by the chairperson of the meeting or by the vote of a majority of the shares casting votes, excluding abstentions. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time, place, if any, thereof and the means of remote communication, if any, are announced at the meeting at which the adjournment is taken or are provided in any manner permitted by the Delaware General Corporation Law. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 3.7      Voting Rights. For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the corporation on the record date, as provided in Section 7.5 of these Bylaws, shall be entitled to vote at any meeting of stockholders. Every person entitled to vote shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or his duly authorized agent, which proxy shall be filed with the Secretary at or before the meeting at which it is to be used. An agent so appointed need not be a stockholder. No proxy shall be voted after three (3) years from its date of creation unless the proxy provides for a longer period. Elections of directors need not be by written ballot, unless otherwise provided in the Certificate of Incorporation.

Section 3.8      Joint Owners of Stock. If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one (1) votes, his act binds all; (b) if more than one (1) votes, the act of the majority so voting binds all; or (c) if more than one (1) votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or may apply to the Delaware Court of Chancery for relief as provided in the Delaware General Corporation Law, Section 217(b). If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of clause (c) shall be a majority or even-split in interest.

Section 3.9      List of Stockholders. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. The corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours at the principal place of business of the corporation.

Section 3.10      No Action Without Meeting. The stockholders of the corporation may not take action by written consent without a meeting and must take any actions at a duly called annual or special meeting.

Section 3.11      Organization.

(a)            At every meeting of stockholders, unless an officer of the corporation has been appointed by the Board of Directors to serve as chairperson of the meeting, the Chairperson of the Board of Directors, or, if a Chairperson has not been appointed or is absent, or designates the senior officer present to so act, the Chief Executive Officer, or, if the Chief Executive Officer is absent, the Chief Operating Officer, or, if the Chief Operating Officer is absent, the President, or, if the President is absent, the most senior Vice President present, or, in the absence of any such officer, a chairperson of the meeting chosen by a majority in interest of the stockholders entitled to vote, present in person or by proxy, shall act as chairperson. Unless the Board of Directors or the chairperson of the meeting shall have appointed another person to serve as secretary of a meeting of the stockholders, the Secretary of the corporation, or, in his absence, an Assistant Secretary directed to do so by the chairperson of the meeting, shall act as secretary of such meeting.

(b)            The Board of Directors of the corporation shall be entitled to make such rules, regulations and procedures for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules, regulations and procedures of the Board of Directors, if any, the chairperson of the meeting shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are necessary, appropriate or convenient for the proper conduct of the meeting. Such rules, regulations and procedures, whether adopted by the Board of Directors or prescribed by the chairperson of the meeting, may include, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on attendance at or participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chairperson shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls on matters which are to be voted on. Unless and to the extent determined by the Board of Directors or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

ARTICLE IV.

Directors

Section 4.1      Number and Term of Office; Classification.

(a)            The number of directors which shall constitute the whole Board of Directors shall be determined from time to time by the Board of Directors (provided that no decrease in the number of directors which would have the effect of shortening the term of an incumbent director may be made by the Board of Directors), provided that the number of directors shall be not less than one (1). At each annual meeting of stockholders, directors of the corporation shall be elected to hold office until the expiration of the term for which they are elected, and until their successors have been duly elected and qualified or until such director’s earlier death, resignation or due removal. If, for any reason, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws. Directors need not be stockholders unless so required by the Certificate of Incorporation.

(b)            At the first annual meeting of stockholders following the closing of the corporation’s initial public offering of its capital stock pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the “First Public Company Annual Meeting”), the directors of the corporation shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III. The initial Class I, Class II and Class III directors shall be those directors designated and elected at the First Public Company Annual Meeting. The term of office of the initial Class I directors shall expire at the next succeeding annual meeting of stockholders, the term of office of the initial Class II directors shall expire at the second succeeding annual meeting of stockholders, and the term of office of the initial Class III directors shall expire at the third succeeding annual meeting of stockholders. At each annual meeting of stockholders following the First Public Company Annual Meeting, directors to replace those of the Class whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting and until their respective successors shall have been duly elected and qualified. If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable.

Section 4.2      Powers. The powers of the corporation shall be exercised, its business conducted and its property controlled by the Board of Directors, except as may be otherwise provided by statute or by the Certificate of Incorporation.

Section 4.3      Vacancies. Vacancies occurring on the Board of Directors may be filled by vote of a majority of the remaining members of the Board of Directors, although less than a quorum. Each director so elected shall hold office for the unexpired portion of the term of the director or newly created directorship whose place shall be vacant and until his or her successor shall have been duly elected and qualified or until such director’s earlier death, resignation or due removal. A vacancy in the Board of Directors shall be deemed to exist under this Section 4.3 in the case of (i) the death, removal or resignation of any director; (ii) an increase in the authorized number of directors pursuant to Section 4.1(a) above; or (iii) if the stockholders fail at any meeting of stockholders at which directors are to be elected (including any meeting referred to in Section 4.1 above) to elect the number of directors then constituting the whole Board of Directors.

Section 4.4      Resignation. Any director may resign at any time by delivering his or her written resignation to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until his successor shall have been duly elected and qualified.

Section 4.5      Removal. At a special meeting of stockholders called for such purpose and in the manner provided herein, subject to any limitations imposed by law or the Certificate of Incorporation, the Board of Directors, or any individual director, may only be removed from office for cause, and a new director or directors shall be elected by a vote of stockholders holding a majority of the outstanding shares entitled to vote at an election of directors.

Section 4.6      Meetings.

(a)            Annual Meetings. Unless the Board shall determine otherwise, the annual meeting of the Board of Directors shall be held immediately before or after the annual meeting of stockholders and at the place where such meeting is held. No notice of an annual meeting of the Board of Directors shall be necessary and such meeting shall be held for the purpose of electing officers and transacting such other business as may lawfully come before it.

(b)            Regular Meetings. Except as hereinafter otherwise provided, regular meetings of the Board of Directors shall be held in the principal executive offices of the corporation. Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board of Directors may also be held at any place within or without the State of Delaware which has been designated by resolution of the Board of Directors or the written consent of all directors.

(c)            Special Meetings. Unless otherwise restricted by the Certificate of Incorporation, and subject to the notice requirements contained herein, special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called by the Chairperson of the Board, the Chief Executive Officer or any two of the directors.

(d)            Telephone Meetings. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(e)            Notice of Meetings. Written notice of the time and place of all meetings of the Board of Directors shall be given by mail, overnight courier services or electronic transmission at least one (1) day before the date of the meeting. Such notice need not state the purpose or purposes of such meeting, except as may otherwise be required by law or provided for in the Certificate of Incorporation or these Bylaws. Notice of any meeting may be waived in writing or by electronic transmission at any time before or after the meeting and will be deemed waived by any director by attendance thereat, except when the director attends the meeting solely for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

(f)            Waiver of Notice. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after such meeting, each of the directors not present shall sign a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 4.7      Quorum and Voting.

(a)            Unless the Certificate of Incorporation requires a greater number and except with respect to indemnification questions arising under Article XI hereof, for which a quorum shall be one-third of the exact number of directors fixed from time to time in accordance with Section 4.1 hereof, but not less than one (1), a quorum of the Board of Directors shall consist of a majority of the exact number of directors fixed from time to time in accordance with Section 4.1 of these Bylaws, but not less than one (1); provided, however, at any meeting whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.

(b)            At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by a vote of the majority of the directors present, unless a different vote is required by law, the Certificate of Incorporation or these Bylaws.

Section 4.8      Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 4.9      Fees and Compensation. Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.

Section 4.10      Committees.

(a)            Executive Committee. The Board of Directors may by resolution passed by a majority of the whole Board of Directors appoint an Executive Committee to consist of one (1) or more members of the Board of Directors. The Executive Committee, to the extent permitted by law and specifically granted by the Board of Directors, shall have, and may exercise when the Board of Directors is not in session, all powers of the Board of Directors in the management of the business and affairs of the corporation except such committee shall not have the power or authority to amend the Certificate of Incorporation, to adopt an agreement of merger or consolidation, to recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, to recommend to the stockholders of the corporation a dissolution of the corporation or a revocation of a dissolution, or to amend these Bylaws.

(b)            Other Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, from time to time appoint such other committees as may be permitted by law. Such other committees appointed by the Board of Directors shall consist of one (1) or more members of the Board of Directors and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but in no event shall such committee have the powers denied to the Executive Committee in these Bylaws.

(c)            Term. Each member of a committee of the Board of Directors shall serve a term on the committee coexistent with such member’s term on the Board of Directors. The Board of Directors, subject to the provisions of paragraphs (a) and (b) of this Section 4.10, may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his or her death or voluntary resignation from the committee or from the Board of Directors. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(d)            Meetings. Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 4.10 shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at any place which has been determined from time to time by such committee, and may be called by any director who is a member of such committee, upon written notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of written notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends such special meeting solely for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee. The Secretary of the corporation or, in the absence of the Secretary, any person appointed by the chairperson of the meeting, or, in the absence of a chairperson, any person appointed by a majority of the members of the committee present, shall act as secretary of such meeting.

(e)            Organization.

(i)            Chairperson of the Board of Directors. The Board of Directors shall elect a Chairperson of the Board of Directors from its membership. The Chairperson of the Board of Directors, when present, shall preside at all meetings of the Board of Directors. The Chairperson of the Board of Directors shall have such other powers as the Board of Directors shall designate from time to time. The Chairperson of the Board of Directors shall not be deemed to be an officer of the corporation solely by virtue of appointment as the Chairperson of the Board of Directors, such status as an officer only being conferred if and to the extent such person is elected as an officer of the corporation pursuant to Article V of these Bylaws.

(ii)            Vice Chairperson of the Board of Directors. The Board of Directors may, but is not required, to elect a Vice Chairperson of the Board of Directors from its membership. If there is no Chairperson of the Board of Directors or if the Chairperson of the Board of Directors is not present at a meeting of the Board of Directors, the Vice Chairperson of the Board of Directors, if any, shall preside as chairperson of any such meeting. The Vice Chairperson of the Board of Directors shall not be deemed to be an officer of the corporation solely by virtue of appointment as the Vice Chairperson of the Board of Directors, such status as an officer only being conferred if and to the extent such person is elected as an officer of the corporation pursuant to Article V of these Bylaws.

(iii)            Meetings in Absence of Chairperson, Vice Chairperson or Secretary. In event that the Chairperson of the Board of Directors and the Vice Chairperson of the Board of Directors are not present at a meeting of the Board of Directors, a chairperson chosen by a majority of the Directors present shall act as chairperson of such meeting. The Secretary of the corporation or, in the absence of the Secretary, any person appointed by the chairperson of the meeting, or, in the absence of a chairperson, any person appointed by a majority of the directors present, shall act as secretary of such meeting.

ARTICLE V.

Officers

Section 5.1      Officers Designated. The officers of the corporation shall include a President and a Secretary, and, if and when designated by the Board of Directors, one or more executive and non-executive Vice Presidents (any one or more of which executive Vice Presidents may be designated as Executive Vice President or Senior Vice President or a similar title), and a Treasurer. The Board of Directors also may, at its discretion, create additional officers and assign such duties to those offices as it may deem appropriate from time to time, which offices may include a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, one or more Assistant Secretaries and Assistant Treasurers, and one or more other offices which may be created at the discretion of the Board of Directors. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the corporation shall be fixed by or in the manner designated by the Board of Directors.

Section 5.2      Tenure and Duties of Officers.

(a)            General. All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors. No officer need be a director.

(b)            Duties of President. Unless the Board of Directors otherwise determines (including by election of Chief Executive Officer) and subject to the provisions of paragraph (c) below, the President shall be the chief executive and chief operating officer of the corporation. Unless the Board of Directors otherwise determines, he shall, in the absence of the Chairperson of the Board, Vice Chairperson of the Board or Chief Executive Officer, or if there be no Chairperson of the Board, Vice Chairperson of the Board or Chief Executive Officer, preside at all meetings of the stockholders and (should he be a director) of the Board of Directors. The President shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned to him by the Board of Directors.

(c)            Duties of the Chief Executive and Chief Operating Officers. Subject to the control of the Board of Directors, the Chief Executive Officer shall have general executive charge, management and control, of the properties, business and operations of the corporation with all such powers as may be reasonably incident to such responsibilities and shall perform the duties of the President at such times as a President is not in office; and subject to the control of the Chief Executive Officer, the Chief Operating Officer shall have general operating charge, management and control, of the properties, business and operations of the corporation with all such powers as may be reasonably incident to such responsibilities.

(d)            Duties of Vice Presidents. Vice Presidents, by virtue of their appointment as such, shall not necessarily be deemed to be executive officers of the corporation, such status as an executive officer only being conferred if and to the extent such Vice President is placed in charge of a principal business unit, division or function (e.g., sales, administration or finance) or performs a policy-making function for the corporation (within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder). Each executive Vice President shall at all times possess, and upon the authority of the President or the Chief Executive Officer, any non-executive Vice President shall from time to time possess, power to sign all certificates, contracts and other instruments of the corporation, except as otherwise limited pursuant to Article VI hereof or by the President or Chief Executive Officer. The Vice Presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

(e)            Duties of Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors, committees of the Board of Directors and the stockholders, in books provided for that purpose; shall attend to the giving and serving of all notices; may in the name of the corporation affix the seal of the corporation to all contracts and attest the affixation of the seal of the corporation thereto; may sign with the other appointed officers all certificates for shares of capital stock of the corporation; and shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection of any director upon application at the office of the corporation during business hours. The Secretary shall perform all other duties given in these Bylaws and other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The Chief Executive Officer may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer, shall designate from time to time.

(f)            Assistant Secretaries. Each Assistant Secretary shall have the usual powers and duties pertaining to such offices, together with such other powers and duties as designated in these Bylaws and as from time to time may be assigned to an Assistant Secretary by the Board of Directors, the Chief Executive Officer, the President or the Secretary. The Assistant Secretaries shall exercise the powers of the Secretary during that officer’s absence or inability or refusal to act.

(g)            Duties of Treasurer.

(i) The Treasurer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors, Chief Executive Officer, the President or the Chief Financial Officer. The Treasurer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Treasurer shall perform other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, the President or the Chief Financial Officer shall designate from time to time.

(ii)  In absence of a designated Chief Financial Officer, unless otherwise determined by the Board of Directors or Chief Executive Officer, the Treasurer shall serve as the Chief Financial Officer subject to control of the Chief Executive Officer.

(iii) The Chief Financial Officer, if any be designated, may, but need not, serve as the Treasurer.

(h)            Assistant Treasurers. Each Assistant Treasurer shall have the usual powers and duties pertaining to such office, together with such other powers and duties as designated in these Bylaws and as from time to time may be assigned to each Assistant Treasurer by the Board of Directors, the Chief Executive Officer, the President or the Treasurer. The Assistant Treasurers shall exercise the powers of the Treasurer during that officer’s absence or inability or refusal to act.

Section 5.3      Delegation of Authority. For any reason that the Board of Directors may deem sufficient, the Board of Directors may, except where otherwise provided by statute, delegate the powers or duties of any officer to any other person, and may authorize any officer to delegate specified duties of such office to any other person. Any such delegation or authorization by the Board shall be effected from time to time by resolution of the Board of Directors.

Section 5.4      Resignations. Any officer may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the corporation under any contract with the resigning officer.

Section 5.5      Removal. Any officer may be removed from office at any time, either with or without cause, by the vote or written consent of a majority of the directors in office at the time, or by any committee or superior officers upon whom such power of removal may have been conferred by the Board of Directors.

ARTICLE VI.

Execution of Corporate Instruments and Voting
of Securities Owned by the Corporation

Section 6.1      Execution of Corporate Instruments. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the corporation any corporate instrument or document, or to sign on behalf of the corporation the corporate name without limitation, or to enter into contracts on behalf of the corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the corporation.

Unless otherwise specifically determined by the Board of Directors or otherwise required by law, promissory notes, deeds of trust, mortgages and other evidences of indebtedness of the corporation, and other corporate instruments or documents requiring the corporate seal, and certificates of shares of stock owned by the corporation, shall be executed, signed or endorsed by the President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, any executive Vice President or Treasurer, and, upon the authority conferred by the Board of Directors, President or Chief Executive Officer, any non-executive Vice President, Secretary, Assistant Secretary or Assistant Treasurer. All other instruments and documents requiring the corporate signature, but not requiring the corporate seal, may be executed as aforesaid or in such other manner as may be directed by the Board of Directors.

All checks and drafts drawn on banks or other depositaries on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do.

Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 6.2      Voting of Securities Owned by the Corporation. All stock and other securities of other corporations owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the President, Chief Executive Officer, Chief Operating Officer or Chief Financial Officer or any executive Vice President.

ARTICLE VII.

SHARES OF STOCK

Section 7.1      Form and Execution of Certificates. Certificates for the shares of stock of the corporation shall be represented by certificates; however the Board may provide by resolution that some, all, or any classes or series of shares shall be uncertificated shares; provided that the shares shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of stock in the corporation represented by certificates shall be entitled to have a certificate signed by or in the name of the corporation by the Chief Executive Officer, the President or any executive Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, in such form as may be prescribed by law, by the Certificate of Incorporation and by the Board of Directors, certifying the number of shares and the class or series owned by him or her in the corporation. Where such certificate is countersigned by a transfer agent other than the corporation or its employee, or by a registrar other than the corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Section 7.2      Lost Certificates. A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 7.3      Transfers.

(a)            Transfers of record of shares of stock of the corporation shall be made only on its books by the holders thereof, in person or by attorney duly authorized and upon the surrender of a properly endorsed certificate or certificates for a like number of shares. Upon surrender to the corporation or a transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. The Board of Directors shall have the power and authority to make all such other rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of capital stock of the corporation.

(b)            The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the Delaware General Corporation Law.

Section 7.4      Fixing Record Dates.

(a)            In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b)            In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed by the Board of Directors, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 7.5      Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VIII.

Other Securities of the Corporation

Section 8.1      Execution of Other Securities. All bonds, debentures and other corporate securities of the corporation, other than stock certificates (covered in Section 7.1), may be signed by the Chief Executive Officer, the President or any executive Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before any bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.

ARTICLE IX.

Dividends

Section 9.1      Declaration of Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Section 9.2      Dividend Reserve. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE X.

Fiscal Year

The fiscal year of the corporation shall end on the closest Saturday to December 31st, unless otherwise fixed by resolution of the Board of Directors.

ARTICLE XI.

Indemnification of Directors, Officers, Employees and Other Agents

Section 11.1      Directors and Executive Officers. The corporation shall indemnify its directors and executive officers to the fullest extent not prohibited by the Delaware General Corporation Law; provided, however, that the corporation may limit the extent of such indemnification by individual contracts with its directors and executive officers; and, provided, further, that the corporation shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against the corporation or its directors, officers, employees or other agents unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, or (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Delaware General Corporation Law.

Section 11.2      Other Officers, Employees and Other Agents. The corporation shall have power to indemnify its other officers, employees and other agents as set forth in the Delaware General Corporation Law.

Section 11.3      Good Faith.

(a)            For purposes of any determination under this Article XI, a director or executive officer shall be deemed to have acted in good faith and in a manner such officer reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, to have had no reasonable cause to believe that such officer’s conduct was unlawful, if such director’s or officer’s action is based on information, opinions, reports and statements, including financial statements and other financial data, in each case prepared or presented by:

(i)	one or more officers or employees of the corporation whom the director or executive officer believed to be reliable and competent in the matters presented;

(ii)	counsel, independent accountants or other persons as to matters which the director or executive officer believed to be within such person’s professional competence; and

(iii)	with respect to a director, a committee of the Board upon which such director does not serve, as to matters within such committee’s designated authority, which committee the director believes to merit confidence; so long as, in each case, the director or executive officer acts without knowledge that would cause such reliance to be unwarranted.

(b)            The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, that such person had reasonable cause to believe that his conduct was unlawful.

(c)            The provisions of this Section 11.3 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth by the Delaware General Corporation Law.

Section 11.4      Expenses. The corporation shall advance, prior to the final disposition of any proceeding, promptly following request therefor, all expenses incurred by any director or executive officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this Article XI or otherwise.

Notwithstanding the foregoing, unless otherwise determined pursuant to Section 11.5 of this Article XI, no advance shall be made by the corporation if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

Section 11.5      Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and executive officers under this Article XI shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or executive officer. Any right to indemnification or advances granted by this Article XI to a director or executive officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, also shall be entitled to be paid the expense of prosecuting his claim. The corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such person has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

Section 11.6      Non-Exclusivity of Rights. The rights conferred on any person by this Article XI shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Delaware General Corporation Law.

Section 11.7      Survival of Rights. The rights conferred on any person by this Article XI shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 11.8      Insurance. To the fullest extent permitted by the Delaware General Corporation Law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Article XI.

Section 11.9      Amendments. Any repeal or modification of this Article XI shall only be prospective and shall not affect the rights under this Article XI in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

Section 11.10      Savings Clause. If this Article XI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and executive officer to the full extent not prohibited by any applicable portion of this Article XI that shall not have been invalidated, or by any other applicable law.

Section 11.11      Certain Definitions. For the purposes of this Article XI, the following definitions shall apply:

(a)            The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(b)            The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

(c)            The term the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article XI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(d)            References to a “director,” “officer,” “employee,” or “agent” of the corporation shall include without limitation, situations where such person is serving at the request of the corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(e)            References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article XI.

ARTICLE XII

Notices

Section 12.1      Notice to Stockholders.

(a)            General. Unless the Certificate of Incorporation requires otherwise, whenever, under any provisions of these Bylaws, notice is required to be given to any stockholder, it shall be given in writing, timely and duly deposited in the United States mail, postage prepaid, and addressed to such stockholder’s last known post office address as shown by the stock record of the corporation or its transfer agent.

(b)            Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation under applicable Delaware law, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any such consent shall deemed revoked if (i) the corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or an Assistant Secretary, if any, of the corporation or to the corporation’s transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or action. Notice given pursuant to this subsection (b) shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with a separate notice to the stockholder such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such recipient through an automated process.

Section 12.2      Notice to Directors. Any notice required to be given to any director may be given by the method stated in Section 12.1, except that such notice other than one which is delivered personally shall be sent to such address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known address of such director. It shall not be necessary that the same method of giving notice be employed in respect of all directors, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

Section 12.3      Address Unknown. If no address of a stockholder or director be known, notice may be sent to the principal executive officer of the corporation.

Section 12.4      Affidavit of Mailing. An affidavit of mailing, executed by a duly authorized and competent employee of the corporation or its transfer agent appointed with respect to the class of stock affected, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall be conclusive evidence of the statements therein contained.

Section 12.5      Time Notices Deemed Given. All notices given by mail, as above provided, shall be deemed to have been given as at the time of mailing, and all notices given pursuant to Section 12.1(b) shall be deemed to have been given at the time specified in Section 12.1(b)

Section 12.6      Failure to Receive Notice. The period or limitation of time within which any stockholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, or within which any director may exercise any power or right, or enjoy any privilege, pursuant to any notice sent such person in the manner above provided, shall not be affected or extended in any manner by the failure of such stockholder or such director to receive such notice.

Section 12.7      Notice to Person with Whom Communication Is Unlawful. Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or Bylaws of the corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the Delaware General Corporation Law, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

Section 12.8      Notice to Person with Undeliverable Address. Whenever notice is required to be given, under any provision of law or the Certificate of Incorporation or Bylaws of the corporation, to any stockholder to whom (i) notice of two consecutive annual meetings, and all notices of meetings to such person during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a twelve-month period, have been mailed addressed to such person at such person’s address as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the corporation a written notice setting forth such person’s then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the Delaware General Corporation Law, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to this paragraph.

ARTICLE XIII.

Amendments

Section 13.1      Amendments. Except as otherwise provided in the Certificate of Incorporation, these Bylaws may be altered, amended or repealed, or new Bylaws may be adopted, by the holders of a majority of the outstanding voting shares or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such special meeting. If the power to adopt, amend or repeal Bylaws is conferred upon the Board of Directors by the Certificate of Incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal Bylaws.

Section 13.2      Application of Bylaws. In the event that any provisions of these Bylaws is or may be in conflict with any law of the United States, of the state of incorporation of the corporation or of any other governmental body or power having jurisdiction over this corporation, or over the subject matter to which such provision of these Bylaws applies, or may apply, such provision of these Bylaws shall be inoperative to the extent only that the operation thereof unavoidably conflicts with such law, and shall in all other respects be in full force and effect.

ARTICLE XIV.

Loans to Officers

Except as prohibited by law, the corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiaries, including any officer or employee who is a director of the corporation or its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this Bylaw shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under statute.

ARTICLE XV.

Forum For Adjudication of Disputes

Unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the Certificate of Incorporation or Bylaws (as either may be amended from time to time), or (iv) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery in the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware). If any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the preceding sentence and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Unless the corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Article XV. Failure to enforce the foregoing provisions would cause the corporation irreparable harm and the corporation shall be entitled to equitable relief, including injunction and specific performance, to enforce the forgoing provisions. The existence of any prior consent by the corporation to the selection of an alternative forum shall not act as a waiver of the corporation’s ongoing consent right as set forth above in this Article XV with respect to any current or future actions or claims.

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